EXHIBIT 23


CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated January 15, 1999 included in the Annual Report on Form 10-K of National City Bancorporation for the year ended December 31, 1998, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
December 16, 1999


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